UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2018

UNITED STATES COMMODITY INDEX FUNDS TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2018, United States Commodity Funds LLC (“USCF”) entered into (i) the Amended and Restated Licensing Agreement, effective on May 1, 2018 with SummerHaven Index Management, LLC (“SHIX”), and solely with respect to Section 3(g)(iii) of that Agreement, SummerHaven Investment Management, LLC (the “Licensing Agreement”) and (ii) the Amended and Restated Advisory Agreement, effective as of May 1, 2018 between SummerHaven Investment Management, LLC (“SHIM”) (the “Advisory Agreement” and together with the Licensing Agreement, the “SummerHaven Agreements”). Pursuant to the SummerHaven Agreements, the parties have agreed to amend and restate the existing agreements under which SHIX and SHIM provide licensing and advisory services to USCF, United States Commodity Index Funds Trust (the “Trust”), and several series of the Trust: the United States Commodity Index Fund (“USCI”), the United States Copper Index Fund (“CPER”) and the United States Agriculture Fund (“USAG”).

The Licensing Agreement relates to the licensing and use of following indices: the SummerHaven Dynamic Commodity Index Total ReturnSM (the “SDCI”), SummerHaven Copper Index Total ReturnSM (the “SCI”), the SummerHaven Dynamic Agriculture Index Total ReturnSM (the “SDAI”) and SummerHaven Dynamic Metals Index Total ReturnSM (“SDMI”) by USCF and certain funds that are sponsored by USCF. Under the Licensing Agreement, SHIM and SHIX have granted a sub-license to USCF, the use of certain names and marks, including the SDCI, SCI, SDAI and SDMI, for which USCF pays a fee to SHIM.

Under the Advisory Agreement, USCF employs SHIM as a commodity trading advisor for SDCI, SCI and the SDAI and pays SHIM a fee for acting in such capacity. In particular, SHIM provides commodity trading advisory services to USCF, USCI, USAG and CPER. The investment objective of each of USCI, USAG and CPER is for the daily changes in percentage terms of their respective shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the relevant index (less the fund’s expenses and certain investment income), which, in the case of USCI, is the SDCI, in the case of CPER, is the SCI, and, in the case of USAG, is the SDAI. The services provided by SHIM also include, but are not limited to, providing general consultation regarding the markets for and trading in commodity interests held by these funds and such information and data as may reasonably be requested by USCF for inclusion in regulatory filings and marketing materials for USCI, CPER and USAG.

The amendments in the SummerHaven Agreements are primarily intended to update certain provisions of the existing agreements, such as standard representations and warranties, covenants, confidentiality, and dispute resolution, to be more consistent with the advisory and third-party service provider agreements that USCF has in place with its other advisors and third-party service providers. In addition, the original license arrangement was a sub-license granted by SHIM, whereas the License Agreement now provides for a direct sub-license granted by SHIX. Further, while the aggregate fees paid by USCF to SHIM and SHIX under the SummerHaven Agreements remain the same as under the original agreements, the fees are allocated differently between the two agreements as a result of the amendments.

Item 9.01. Financial Statements and Exhibits.

Exhibit 10.1	Amended and Restated Licensing Agreement.

Exhibit 10.2	Amended and Restated Advisory Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Commodity Index Funds Trust

	By:	United States Commodity Funds LLC, its sponsor

Date: April 24, 2018	By:	/s/ John P. Love
Name: John P. Love
Title: President (Principal Executive Officer)